VALLEY SYSTEMS, INC.

                               Canal Fulton, Ohio
                               __________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   to be held

                                January 18, 1999

To the Stockholders:

         The Annual Meeting of Stockholders of Valley Systems, Inc., a Delaware corporation (the "Company"), will be held at the Terrace Garden Hotel - Buckhead, 3405 Lenox Road NE, Atlanta, Georgia, on Monday, January 18, 1999, at 8:00 A.M., for the purpose of considering and acting upon the following:

          1.   The election of two directors to the Board of Directors;

          2. The approval of the appointment of PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for fiscal year 1999; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on November 23, 1998 as the record date for determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

                                           By Order of the Board of Directors

                                           \s\  Dennis D. Sheets
                                                Secretary
Canal Fulton, Ohio
December 14, 1998

                             YOUR VOTE IS IMPORTANT
         Whether you expect to attend the meeting or not, please date, sign, complete, and return the accompanying proxy in the enclosed self addressed envelope as promptly as possible.

                              VALLEY SYSTEMS, INC.
                            11580 Lafayette Drive, NW
                            Canal Fulton, Ohio 44614
                              ____________________

                                 PROXY STATEMENT
                              ____________________

                   GENERAL INFORMATION CONCERNING SOLICITATION

         This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Valley Systems, Inc. (the "Company"), for its Annual Meeting of Stockholders (the "Meeting") to be held on the 18th day of January 1999, or any adjournments thereof. Shares cannot be voted at the meeting unless their owner is present in person or represented by proxy. On or about December 14, 1998, copies of this proxy statement and the accompanying form of proxy shall be mailed to the stockholders of record of the Company as of November 23, 1998, accompanied by a copy of the Annual Report on Form 10-K of the Company containing financial statements as of and for the fiscal year ended June 30, 1998. The principal executive offices of the Company are located at the address indicated above.

         If a proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specifications made, or if no specification is made, the shares will be voted to approve each proposal and to elect each nominee for director identified on the Proxy. A stockholder may, without affecting any vote previously taken, revoke a proxy previously given by a later proxy received by the Company, or by giving notice to the Secretary of the Company either in writing or at the Meeting.

         All expenses in connection with the solicitation of proxies, including the cost of preparing, handling, printing and mailing the Notice of Annual Meeting, Proxies and Proxy Statements will be borne by the Company. Directors, officers and regular employees of the Company, who will receive no additional compensation therefor, may solicit proxies by telephone or personal call, the cost of which will be nominal and will be borne by the Company. In addition, the Company will reimburse brokerage houses and other institutions and fiduciaries for their expenses in forwarding proxies and proxy soliciting material to their principals.

         At the close of business on October 21, 1998 there were outstanding 7,906,617 shares of Common Stock of the Company (Common Stock) and 55,000 shares of Series C Preferred Stock (Preferred Stock), which constituted all of the voting securities of the Company. Each stockholder is entitled to cast one vote for each share of Common Stock and each share of Preferred Stock held by him or her who is present at the Meeting either in person or by proxy. Only holders of record of the Common Stock and Preferred Stock at the close of business on November 23, 1998 will be entitled to receive notice of and to vote at the Meeting.

         PROPOSED SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS TO
                       HYROCHEM INDUSTRIAL SERVICES, INC.

         The Company has entered into an Asset Purchase Agreement with HydroChem Industrial Services, Inc. ("HydroChem") pursuant to which the Company will sell substantially all of its assets to HydroChem and HydroChem will assume substantially all of the Company's liabilities (the "Sale"). The Sale was approved by the Company's Board of Directors on September 8, 1998 and by the Company's largest common stockholder and its sole preferred stockholder on December 11, 1998. The Sale and information pertinent thereto are described in detail in the Company's Information Statement mailed to its stockholders concurrently with the mailing of this Proxy Statement. All Company stockholders are advised to review the Information Statement in full prior to executing and returning the enclosed form of proxy.


                    BENEFICIAL OWNERSHIP OF VOTING SECURITIES

         The following table sets forth certain information as of November 15, 1998 with respect to the beneficial ownership of the Common Stock and Preferred Stock of the Company by each beneficial owner of more than 5% of the outstanding shares of each class. In addition, this table includes the outstanding voting securities beneficially owned by the executive officers listed in the Summary Compensation Table, Directors and Director nominees, and the number of shares owned by Directors and executive officers as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                                                     Number of Shares      Percentage of
Name and Address of Beneficial Owner          Position               Beneficially Owned    Class Owned
COMMON STOCK:
Rollins Investment Fund (1)                   Stockholder            8,003,945 (2)(3)       75.3%
R. Randall Rollins (1)                        Stockholder            8,003,945 (2)(3)       75.3%
Gary W. Rollins (1)                           Stockholder            8,003,945 (2)(3)       75.3%
Ed Strickland (4) (8)                         President/CEO            192,000               1.8%
Dennis D. Sheets (4) (9)                      Vice President/CFO        60,000               (5)
Joe M. Young (1) (6) (10)                     Director                  24,000               (5)
Allen O. Kinzer (4) (11)                      Director                  17,800               (5)
All officers and directors as a group
(4 persons)                                                          8,287,745 (2)(3)(6)    78.1%

SERIES C PREFERRED STOCK:
Rollins Holding Company, Inc. (1) (7)         Stockholder               55,000              100.0%

                 ______________________________________________


(1) Addresses are c/o Rollins Investment Fund, P.O. Box 647, Atlanta, Georgia 30301.

(2)  Includes  2,314,000  shares  that  are  subject  to  outstanding   warrants
     currently exercisable by Rollins Investment Fund (RIF).

(3) RIF beneficially owns an aggregate 8,003,945 shares (including the 2,314,000 shares subject to outstanding warrants currently exercisable by
     RIF) of the Company's Common Stock with respect to which RIF has sole voting and dispositive power. Given his respective interest in RIF as a general partner thereof, as co-executor of the Estate of O. Wayne Rollins (Estate) (with the power to control the Estate in its entirety), and as sole trustee of five trusts of which his five children are beneficiaries,
     R. Randall Rollins has shared voting and dispositive power with respect to the entire 8,003,945 shares held by RIF. Given his respective interest in RIF as a general partner thereof, as co-executor of the Estate (with the power to control the Estate in its entirety), and as sole trustee of four trusts of which his four children are beneficiaries, Gary W. Rollins has shared voting and dispositive power with respect to the entire 8,003,945 shares held by RIF. Given each individual's ability to influence the disposition of all of RIF's holdings, they have deemed it appropriate to report beneficial ownership on a shared basis for the entire number of shares held by RIF.

(4) Addresses are c/o Valley Systems, Inc., P.O. Box 603, Canal Fulton, Ohio, 44614.

(5)  Owns less than 1% of the Company's Common Stock.

(6) Joe M. Young, presently a director of the Company, and a nominee for director of the Company, is General Manager of RIF and was appointed to the Board of Directors of the Company pursuant to a right guaranteed to RIF in connection with its purchase of Common Stock of the Company in December 1991. Mr. Young disclaims beneficial ownership of the shares held by RIF, although due to his affiliation with RIF, and RIF's right to name a director of the Company, those shares are included in the total reported for all officers and directors as a group.

(7)  Rollins Holding Company, Inc. is an affiliate of RIF.

(8) Includes 80,000 shares subject to options that are presently exercisable or will become exercisable within 60 days after the date of this Proxy Statement. Excludes 20,000 shares subject to options that are not presently exercisable and will not become exercisable within 60 days after the date of this Proxy Statement.

(9) Includes 20,000 shares subject to options that are presently exercisable or will become exercisable within 60 days after the date of this Proxy Statement. Excludes 50,000 shares subject to options that are not presently exercisable and will not become exercisable within 60 days after the date of this Proxy Statement.

(10) Includes 24,000 shares subject to options that are presently exercisable or will become exercisable within 60 days after the date of this Proxy Statement. Excludes 6,000 shares subject to options that are not presently exercisable and will not become exercisable within 60 days after the date of this Proxy Statement.

(11) Includes 16,000 shares subject to options that are presently exercisable or will become exercisable within 60 days after the date of this Proxy Statement. Excludes 4,000 shares subject to options that are not presently exercisable and will not become exercisable within 60 days after the date of this Proxy Statement.


                              ELECTION OF DIRECTORS

         At the Meeting, it is intended to elect a Board of two Directors, each to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. The nominees are presently serving as Directors of the Company. Each of the nominees listed below has consented to serve as a Director if elected. Unless authority to vote for one or more nominees is withheld, it is intended that shares represented by proxies in the accompanying form will be voted for the election of the following nominees.

         The following table is based in part on information received from the respective nominees and in part on the records of the Company and sets forth certain information regarding each nominee as of November 15, 1998.

                           Director
Name              Age      Since     Principal Occupation During Last Five Years

Allen O. Kinzer   58       1991      President of BMW Manufacturing Corp.
Joe M. Young      69       1992      General Manager of Rollins Investment Fund


         The Board of Directors of the Company recommends that stockholders vote in favor of both nominees for Director.

                      COMMITTEES AND MEETINGS OF THE BOARD

         At present, the Board of Directors has provided for three committees, the Audit Committee, the Stock Option Committee, and the Compensation Committee. However, the Board as a whole now performs the functions of these three committees. The function of the Audit Committee includes the recommendation of the independent auditors to be engaged to audit the Company's financial statements, and also generally monitoring the audit of the Company's financial statements. The function of the Stock Option Committee includes responsibility for the granting of stock options under all of the Company's employee stock option plans that may exist and be in effect from time to time. The function of the Compensation Committee includes the setting of the compensation levels for the Company's officers. During the fiscal year ended June 30, 1998 the Board of Directors met three times, including actions taken by unanimous written consent of the directors. All of the Company's current Directors attended 100% of the meetings of the Board during fiscal year 1998.

         Each non-employee Director receives $1,000 for each Board meeting actually attended, plus reimbursement for actual expenses of such attendance. Messrs. Kinzer and Young have received options to purchase 20,000 and 30,000 shares of Common Stock, respectively. The options were granted on October 5, 1994 at an exercise price of $1.50 per share, market value on that date. The options are exercisable as to 20% of the total on or after each of the first five anniversary dates of the grants, and terminate on the tenth anniversary of the grants. The options are fully vested and exercisable upon a change in control of the Company.

                       VOTING PROCEDURES AND VOTE REQUIRED

         The Board of Directors of the Company will select an Inspector of the Election, to determine the eligibility of persons present at the Meeting to vote and to determine whether the name signed on each proxy card corresponds to the name of a stockholder of the Company. The Inspector shall also determine whether or not a quorum of the shares of the Company (consisting of a majority of the votes entitled to be cast at the Meeting) exists at the Meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum exists and a vote is taken at the meeting, the Inspector shall tabulate (a) the votes cast for or against each proposal and (b) the abstentions in respect of each proposal.

         In accordance with the Delaware General Corporation Law, the election of the nominees named herein as directors will require the affirmative vote of a plurality of the votes cast by the Common Stockholders and Series C Preferred Stockholders of the Company entitled to vote in the election, voting together and not as separate classes, provided that a quorum is present at the Meeting. Each share of common stock and Series C Preferred Stock will have one vote. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of determining the two individuals who receive the most votes, and hence only votes for or against the proposal (and not abstentions or broker non-votes) are relevant to the outcome.

                             EXECUTIVE COMPENSATION

         The following table sets forth information with respect to the Chief Executive Officer of the Company at June 30, 1998 and the other executive officer at the end of the 1998 fiscal year whose total compensation exceeded $100,000 for that year.

                           SUMMARY COMPENSATION TABLE
                                                                             Long Term Compensation
                                                                           __________________________
                                               Annual Compensation            Awards         Payouts
                                        ________________________________   ____________      ________
                                                                           Securities
                                                            Other Annual   Underlying          LTIP      All Other
Name and Principal                      Salary    Bonus     Compensation   Options/SARS      Payouts    Compensation
Position                    Year        ($)       ($)            ($)       (#)                ($)            ($)
Ed Strickland (1)           1998       40,000       -0-           -0-            -0-           -0-           -0-
President and Chief         1997       40,000       -0-           -0-            -0-           -0-           -0-
Executive Officer           1996       40,000       -0-           -0-            -0-           -0-           -0-
Dennis D. Sheets (2) Vice   1998      128,654    15,000           -0-            -0-           -0-           -0-
President and Chief         1997      117,885    30,000           -0-            -0-           -0-           -0-
Financial Officer           1996      107,885    10,000           -0-            -0-           -0-           -0-

(1) Mr. Strickland, age 51, was appointed President and Chief Executive Officer in October 1993. He is also an officer of LOR, Inc., which is owned by RIF, the majority owner of the Common Stock of the Company, and has held this position for the past five years. Mr. Strickland manages several other companies for LOR, Inc. The Company does not pay RIF or LOR, Inc. a management fee for his services.

(2) Mr. Sheets, age 43, joined the Company in April 1993 as Controller. Previously, he served as Chief Financial Officer for Hyper Shoppes, Inc. Mr. Sheets was appointed Vice President, Treasurer, and Chief Financial Officer of the Company in July 1993, and Secretary in September 1994.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         There were no option/SAR grants made during the 1998 fiscal year to the named executives.


              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

         There were no option/SAR exercises in the 1998 fiscal year. The following table summarizes the number and value of unexercised options/SAR's held by the named executives at June 30, 1998:

                                                     Number of Securities    Value of Unexercised
                                                    Underlying Unexercised       In-the-Money
                                                    Options/SARs at Fiscal  Options/SARs at Fiscal
                                                         Year-End (#)            Year-End ($)
                       Shares Acquired    Value       Exercisable (E)          Exercisable (E)
                       on Exercise (#)   Realized    Unexercisable (U)        Unexercisable (U)
Name                                       ($)
Ed Strickland           -0-              -0-            60,000 E                  -0-  E
                                                        40,000 U                  -0-  U
Dennis D. Sheets        -0-              -0-            15,000 E                  -0-  E
                                                        10,000 U                  -0-  U

                 LONG TERM INCENTIVE PLANS AND RETIREMENT PLANS

         The Company has never had any long term incentive plans or retirement plans.


             JOINT REPORT OF THE BOARD OF DIRECTORS AND STOCK OPTION
                       COMMITTEE ON EXECUTIVE COMPENSATION

         The Board of Directors as a whole performed the functions of the Compensation Committee throughout the 1998 fiscal year. The Company's overall executive compensation policy is as follows:

       o Attract and retain quality talent, which is critical to both the short term and long term success of the Company.

       o Create  a  mutuality  of  interest  between   executive   officers  and
         shareholders through compensation structures that share the rewards and risks of strategic decision-making.

         The Board has made subjective salary decisions in an annual review. This annual review considers the decision-making responsibilities of each position, the Company's revenues and net earnings, and the experience, work performance, and team-building skills of position incumbents. The Board subjectively views work performance and Company revenues and net earnings as the most important measurement factors. The remaining measurement factors, decision-making responsibilities, experience and team-building skills, are weighted equally.

         CEO Compensation - The Company's total compensation program for the CEO and the other executive officers is determined in accordance with the prior paragraph. Mr. Strickland was named CEO in October 1993. Previously, the position was vacant. The Company did not compensate Mr. Strickland for his services in Fiscal 1994. Beginning in October 1994, Mr. Strickland began drawing a nominal salary. In accordance with the above policy, the Board determined that the bulk of his compensation would be in the form of stock options, which were granted at market price in 1994 and vest over five years.

                                        BOARD OF DIRECTORS

                                        Joe M. Young, Member
                                        Allen O. Kinzer, Member




                             STOCK PERFORMANCE GRAPH


The following graph sets forth the cumulative stockholder return to the Company's stockholders during the five years ended June 30, 1998, as well as an overall stock market index (CRSP Total Return Index for The Nasdaq Stock Market:
US Companies) and the Company's peer group index (CRSP Total Return Index for The Nasdaq Stock Market: Non-Financial Stocks). The stock performance graph assumes $100 was invested on June 30, 1993 and reinvestment of all dividends.

                                                                    CRSP Total Return
                                             CRSP Total Return     Index: Non-Financial
                    Valley Systems, Inc.    Index: US Companies           Stocks

July 1, 1993             100.0000              100.0000                 100.0000
June 30, 1994             57.1429              100.9615                  97.5408
June 30, 1995             32.1429              134.7850                 134.0464
June 30, 1996             32.1429              173.0351                 170.1772
June 30, 1997             46.4286              210.3582                 199.9808
June 30, 1998             29.4571              277.5587                 262.2153


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         At the closing of the Sale, approximately $8.3 million of debt of the Company which is currently guaranteed by Rollins Investment Fund, the Company's largest common stockholder, will be repaid by HydroChem and Rollins Investment Fund will be released from its guarantee.

         Following the closing of the Sale, the Company intends to repurchase all of the outstanding Series C Preferred Stock from Rollins Holding Company, Inc. for a purchase price equal to $5.5 million (the liquidation preference of the Series C Preferred Stock) plus accrued, unpaid dividends thereon, estimated to be approximately $4,200, assuming a closing date of January 4, 1999.

         Also, following the closing of the Sale, the executive officers and directors of the Company will have their outstanding options to purchase Company Common Stock (an aggregate of 175,000 shares) redeemed by the Company at a price of $2.50 per option share, a price determined by the Company's Board of Directors to be the fair market value of such options, less the exercise price thereof ($1.50 per share in each instance) as follows: Ed Strickland, President and Chief Executive Officer, 100,000 shares, Dennis D. Sheets, Vice President and Chief Financial Officer, 25,000 shares, Joe M. Young, Director, 30,000 shares, Allen O. Kinzer, Director, 20,000 shares. In addition, it is anticipated that each of such individuals will receive retention bonuses following the closing of the Sale in the following respective amounts: Mr. Strickland, $50,000, Mr. Sheets, $12,500, Mr. Young, $15,000, and Mr. Kinzer, $10,000.


               APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS
                    FOR THE FISCAL YEAR ENDING JUNE 30, 1999

         Subject to stockholder approval, the Board of Directors has appointed the firm of PricewaterhouseCoopers L.L.P., Certified Public Accountants, as independent auditors to make an examination of the financial statements of the Company for the fiscal year ending June 30, 1999. Representatives of PricewaterhouseCoopers L.L.P. will not be present at the Annual Meeting of Stockholders.

         The Board of Directors of the Company believes the appointment of PricewaterhouseCoopers LLP for the 1999 fiscal year to be in the best interest of the Company and recommends that it be approved. If the stockholders do not approve this appointment, the Board will appoint other certified public accountants.


                                 OTHER BUSINESS

         While management of the Company does not know of any matters that may be brought before the Meeting, other than as set forth in the Notice of Meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that the proxies will be voted in support of management on any question that may properly be submitted to the Meeting.

                              STOCKHOLDER PROPOSALS

         Appropriate proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Company by August 16, 1999 for inclusion in its Proxy
Statement and form of proxy relating to that meeting. If the date of the 1999 Annual Meeting is subsequently advanced or delayed by more than 30 calendar days from the date of the 1998 Annual Meeting, the Company shall, in a timely manner, inform its stockholders of the change and the date by which such proposals of stockholders must be received.

         In addition, all stockholder proposals submitted outside of the stockholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act must be received by the Company by October 30, 1999 in order to be considered timely. If such stockholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such stockholder proposals which may come before the Annual Meeting. With regard to such stockholder proposals, if the date of the 1999 Annual Meeting is subsequently advanced or delayed by more than 30 calendar days from the date of the 1998 Annual Meeting to which this Proxy Statement relates, the Company shall, in a timely manner, inform stockholders of the change and the date by which proposals must be received.


                              SECTION 16 COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended June 30, 1998 all of such filing requirements were timely satisfied, except for one late report on Form 4 from Rollins Investment Fund with respect to one transaction.


                           ANNUAL REPORT ON FORM 10-K

         The Annual Report on Form 10-K for the fiscal year ended June 30, 1998 is being mailed to each stockholder of record together with this Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy on or about December 14, 1998.


                                   By Order of the Board of Directors


                                   \s\  Dennis D. Sheets
                                        Secretary
Canal Fulton, Ohio
December 14, 1998

                                    ANNEX 1

(Side one of proxy card)

                              VALLEY SYSTEMS, INC.

               Proxy Solicited on Behalf of the Board of Directors

         The undersigned appoints Ed Strickland and Dennis D. Sheets, and each of them, as true and lawful proxies with full power of substitution, to vote and act for the undersigned at the annual meeting of stockholders of VALLEY SYSTEMS, INC. to be held at the Terrace Garden Hotel - Buckhead, 3405 Lenox Road NE,
Atlanta, Georgia, on Monday, January 18, 1999, at 8:00 A.M., and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on the reverse hereof, and , in their discretion on such other matters as set forth on the reverse hereof, and in their discretion on such other matters as may properly come before the meeting.

              PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                                        _________________________________
                                        Signature of Stockholder

                                        _________________________________
                                        Signature if held jointly


                                        _______________________________, 1998
                                        Please  sign   exactly  as  your name
                                        appears to the left. If voting shares
                                        are held  jointly,  each  stockholder
                                        named   should   sign.     Executors,
                                        administrators,     trustees,   etc.,
                                        should  so  indicate when signing. If
                                        the  signer is a corporation,  please
                                        sign  full  corporate  name  by  duly
                                        authorized officer.

(Side two of proxy card)

         This proxy, when properly executed, will be voted in the manner directed herein by the stockholder named on the reverse side hereof. If no direction is made, this proxy will be voted for election of all nominees listed below and "FOR" all other items.

         The Board of directors recommends a vote FOR these items:
ITEM

1. Elect Joe M. Young and Allen O. Kinzer as directors of Valley Systems, Inc. (Company) for terms expiring at the next Annual Meeting or until their successors shall be elected and qualified.

     __ FOR ALL NOMINEES                        __ WITHHOLD FOR ALL NOMINEES
                  (except as withheld in the space provided)

     To withhold authority for any individual nominee, write name of nominee here

     ______________________________________________


2. Approve the appointment of PricewaterhouseCoopers LLC as the independent auditors for the Company for the fiscal year ended June 30, 1999.

                  __ FOR            __ AGAINST                __ ABSTAIN



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